UNITED STATES SECURITIES AND

EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No.1)

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 24, 2008

PANTERA PETROLEUM INC.

(Exact name of registrant as specified in its charter)

Nevada

(State or other jurisdiction of incorporation)

000-52506

(Commission File Number)

98-0440762

(IRS Employer Identification No.)

111 Congress Avenue, Suite 400, Austin, Texas 78701

(Address of principal executive offices and Zip Code)

512.391.3868

Registrant's telephone number, including area code

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

Return to Treasury Agreement

In connection with Peter Hughes’ resignation as the secretary and a director of our company, on February 26, 2008, we entered into a return to treasury agreement with Peter Hughes, whereby Mr. Hughes agreed to return 27,000,000 shares of our common stock which he held to the treasury of our company for the sole purpose of our company retiring such shares.

As a result of retiring the 27,000,000 shares of our common stock pursuant to the return to treasury agreement, we had 91,134,544 shares of common stock issued and outstanding as of March 7, 2008.

Please review the return to treasury agreement, attached as Exhibit 10.1 to our current report on Form 8-K filed on

February 28, 2008, for a complete description of all the terms and conditions of the return to treasury agreement.

Joint Venture Agreement

On February 24, 2008, we purchased a 10% interest in a joint venture formed pursuant to a joint venture agreement, with Trius Energy, LLC, as the managing venturer, and certain other joint venturers, in consideration for $800,000. Pursuant to the joint venture agreement, our company and the other joint venturers agreed, among other things:

(a)

to form a joint venture for the limited purpose of (i) securing, re-entering, re-opening, managing, cultivating, drilling and operating the Gulf-Baker 83 #1 Well, the Sibley 84 #1 Well and the Sibley 84 #2 Well located in West Gomez oil and gas fields in Pecos County, Texas, (ii) such other business agreed to by the joint venturers, and (iii) all such actions incidental to the foregoing as the joint venturers determine;

(b)

that the joint venturers shall have equal rights to manage and control the joint venture and its affairs and business, and that the joint venturers designate Trius Energy, LLC, as the managing venturer and delegate to the managing venturer the day-to-day management of the joint venture;

(c)	that distributions from and contributions to the joint venture shall be made in a prescribed manner; and
(d)

that all property acquired by the joint venture shall be owned by the joint venture, in the name of the joint venture, and beneficially owned by the joint venturers in the percentages of each joint venturer from time to time.

The joint venture formed pursuant to the joint venture agreement may be dissolved by:

(a)	an agreement of the joint venturers to dissolve the joint venture;
(b)	the purchase of every joint venturers’ interest by one joint venturer;
(c)	the sale or other disposition of all or substantially all of the assets of the joint venture;
(d)	the exercise of certain prescribed rights to dissolve the joint venture due to the occurrence of an event of default of a joint venturer;
(e)

the expiration or termination of the lease agreement in respect of the Gulf-Baker 83 #1 Well, the Sibley 84 #1 Well and the Sibley 84 #2 Well located in West Gomez oil and gas fields in Pecos County, Texas; or

(f)

the voluntary withdrawal by that number of joint venturers which leaves only one remaining joint venturer, any time after the expiration of the first 15 years of the joint venture upon 6 months written notice to the other joint venturers.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Appointment of Director

On February 26, 2008, Peter Hughes resigned as our secretary and as a director of our company. On February 26, 2008, Scott Tyson was appointed a director of our company.

Related Party Transactions

Except as disclosed herein, we have not been a party to any transaction, proposed transaction, or series of transactions in which the amount involved exceeds the lesser of US$120,000 or one percent of our total assets at our year end for the last three completed fiscal years, and in which, to our knowledge, Scott Tyson, or any member of the immediate family of Scott Tyson has had or will have a direct or indirect material interest.

On February 25, 2008 we entered into a subscription agreement with Trius Energy, LLC, of which Scott Tyson is a significant shareholder, whereby we agreed to issue 1,200,000 shares of our common stock for aggregate proceeds of $720,000.

Item 9.01Finanical Statements and Exhibits

(d) Exhibits

Exhibit No.	Description of Exhibit
10.1	Return to Treasury Agreement dated February 26, 2008 between our company and Peter Hughes (incorporated by reference from our current report on Form 8-K filed on February 28, 2008)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PANTERA PETROLEUM INC.

/s/ Chris Metcalf

Chris Metcalf

Chief Executive Officer,

President and Director

/R>

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